Exhibit 99.1

CLAYTON WILLIAMS ENERGY ANNOUNCES THIRD QUARTER 2015
FINANCIAL RESULTS

Midland, Texas, November 4, 2015 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NYSE-CWEI) today reported its financial results for the third quarter 2015.

Summary

•	Oil and gas production of 15.6 MBOE/d

•	Adjusted net loss[1] (non-GAAP) of $14.9 million

•	EBITDAX[2] (non-GAAP) of $28.7 million

•	Core drilling suspended pending improvement in oil prices

•	Sold South Louisiana assets for $11.8 million in September 2015

•	Terminated VPP covering 277 MBOE in August 2015 for $13.7 million

Financial Results for the Third Quarter of 2015

The Company reported a net loss for the third quarter of 2015 (“3Q15”) of $9.4 million, or $0.77 per share, as compared to net income of $27.4 million, or $2.25 per share, for the third quarter of 2014 (“3Q14”). Adjusted net loss1 (non-GAAP) for 3Q15 was $14.9 million, or $1.23 per share, as compared to adjusted net income1 (non-GAAP) of $17.4 million, or $1.43 per share, for 3Q14. Cash flow from operations for 3Q15 was $26.4 million as compared to $86.7 million for 3Q14. EBITDAX2 (non-GAAP) for 3Q15 was $28.7 million as compared to $78.1 million for 3Q14.

For the nine months ended September 30, 2015, net loss attributable to Company stockholders was $51 million, or $4.19 per share, as compared to net income of $48.1 million, or $3.96 per share, for the same period in 2014. Adjusted net loss1 (non-GAAP) for the nine-month period in 2015 was $48.5 million, or $3.99 per share, as compared to adjusted net income1 (non-GAAP) of $52.1 million, or $4.28 per share, for the same period in 2014. Cash flow from operations for the nine-month period in 2015 was $55 million as compared to $211.7 million during the same period in 2014. EBITDAX2 (non-GAAP) for the nine-month period in 2015 was $91.4 million as compared to $236.5 million for the same period in 2014.

The key factors affecting the comparability of financial results for 3Q15 versus 3Q14 were:

•
The downturn in commodity prices continues to have a significant impact on our business and results of operations. After resuming limited drilling activities in July 2015, the Company drilled two Eagle Ford wells and one Wolfcamp A well before temporarily suspending drilling operations in September 2015 due to another decline in commodity prices.

•
Oil and gas sales for 3Q15, excluding amortized deferred revenues, decreased $55 million compared to 3Q14. Price variances accounted for a $54.2 million decrease and production variances accounted for a $0.8 million decrease. Average realized oil prices were $43.26 per barrel in 3Q15 versus $90.73 per barrel in 3Q14, average realized gas prices were $2.71 per Mcf in 3Q15 versus $4.14 per Mcf in 3Q14, and average realized natural gas liquids

(“NGL”) prices were $11.01 per barrel in 3Q15 versus $31.73 per barrel in 3Q14. Oil and gas sales in 3Q15 includes $0.8 million of amortized deferred revenue compared to $1.9 million in 3Q14 attributable to a volumetric production payment (“VPP”). In August 2015, the Company terminated the VPP covering 277 MBOE of oil and gas production from August 2015 through December 2019 for $13.7 million. Reported production and related average realized sales prices exclude volumes associated with the VPP through July 2015.

•
Oil, gas and NGL production per barrel of oil equivalent (“BOE”) decreased less than 1% in 3Q15 as compared to 3Q14, with oil production decreasing 1% to 11,152 barrels per day, gas production increasing 6% to 17,283 Mcf per day, and NGL production decreasing 1% to 1,543 barrels per day. Oil and NGL production accounted for approximately 82% of the Company’s total BOE production in 3Q15 versus 83% in 3Q14. See accompanying tables for additional information about the Company’s oil and gas production.

•
Production costs in 3Q15 were $20.7 million versus $25.9 million in 3Q14 due primarily to reductions in production taxes associated with a decrease in oil and gas sales. Production costs on a BOE basis, excluding production taxes, decreased 11% to $12.68 per BOE in 3Q15 versus $14.19 per BOE in 3Q14.

•
Gain on derivatives for 3Q15 was $18.1 million (including a $6.4 million gain on settled contracts) versus a gain on derivatives in 3Q14 of $9.6 million (net of a $0.2 million loss on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.

•
Lower commodity prices negatively impacted the Company’s results of operations due to asset impairments. The Company recorded an impairment of proved properties of $3.1 million related primarily to non-core prospects in the Permian Basin. Also, the Company recorded a charge to other operating expenses for a mark-to-market valuation of its tubular inventory.

•
General and administrative expenses for 3Q15 were $4.6 million versus $0.8 million for 3Q14. Changes in compensation expense attributable to the Company’s APO reward plans accounted for a net increase of $3.7 million ($2 million credit in 3Q15 versus $5.7 million credit in 3Q14).

1 See “Computation of Adjusted Net Income (Loss) (non-GAAP)” below for an explanation of how the Company calculates and uses adjusted net income (loss) (non-GAAP) and for a reconciliation of net income (loss) (GAAP) to adjusted net income (loss) (non-GAAP).
2 See “Computation of EBITDAX (non-GAAP)” below for an explanation of how the Company calculates and uses EBITDAX (non-GAAP) and for a reconciliation of net income (loss) (GAAP) to EBITDAX (non-GAAP).

Balance Sheet and Liquidity

As of September 30, 2015, total long-term debt was $749.7 million, consisting of $150 million of secured debt under a revolving credit facility and $599.7 million of 7.75% Senior Notes due 2019. The borrowing base established by the banks under the credit facility and the aggregate lender commitment was $500 million at September 30, 2015. The Company had $348.1 million of availability under the facility after allowing for outstanding letters of credit of $1.9 million. Liquidity, consisting of cash plus funds available on the bank credit facility, totaled $356.8 million.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items Thursday, November 5th at 10:30 a.m. CT (11:30 a.m. ET).

A live webcast for investors and analysts will be available on the Company’s website at www.claytonwilliams.com under the “Investors” section. The webcast will be archived on the site for 30 days following the call.

Participants should call (877) 868-1835 and indicate 64931765 as the conference passcode. A replay will be available from 1:30 p.m. CT (2:30 p.m. ET) on November 5th until November 12th. To listen to the replay dial (855) 859-2056 and enter passcode 64931765.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                    Michael L. Pollard
Director of Investor Relations            Chief Financial Officer
(432) 688-3419                    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES
Oil and gas sales	$51,307	$107,480	$178,539	$331,369
Midstream services	1,500	1,883	4,714	5,336
Drilling rig services	—	7,066	23	22,438
Other operating revenues	1,774	2,854	8,678	14,640
Total revenues	54,581	119,283	191,954	373,783

COSTS AND EXPENSES
Production	20,665	25,927	67,188	77,006
Exploration:
Abandonments and impairments	874	2,026	5,005	8,752
Seismic and other	239	247	1,210	1,955
Midstream services	406	624	1,339	1,648
Drilling rig services	922	4,630	4,418	14,968
Depreciation, depletion and amortization	36,861	37,037	121,636	112,242
Impairment of property and equipment	3,089	—	5,620	3,406
Accretion of asset retirement obligations	1,001	936	2,936	2,723
General and administrative	4,631	811	25,102	33,980
Other operating expenses	5,632	1,480	8,479	2,220
Total costs and expenses	74,320	73,718	242,933	258,900
Operating income (loss)	(19,739)	45,565	(50,979)	114,883

OTHER INCOME (EXPENSE)
Interest expense	(13,565)	(12,609)	(40,451)	(37,975)
Gain (loss) on derivatives	18,099	9,650	10,431	(3,715)
Other	743	385	2,307	2,274
Total other income (expense)	5,277	(2,574)	(27,713)	(39,416)
Income (loss) before income taxes	(14,462)	42,991	(78,692)	75,467
Income tax (expense) benefit	5,039	(15,562)	27,705	(27,319)
NET INCOME (LOSS)	$(9,423)	$27,429	$(50,987)	$48,148

Net income (loss) per common share:
Basic	$(0.77)	$2.25	$(4.19)	$3.96
Diluted	$(0.77)	$2.25	$(4.19)	$3.96
Weighted average common shares outstanding:
Basic	12,170	12,166	12,170	12,166
Diluted	12,170	12,166	12,170	12,166

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED BALANCE SHEETS (In thousands) ASSETS

	September 30,	December 31,
	2015	2014
CURRENT ASSETS	(Unaudited)

Cash and cash equivalents	$8,742	$28,016
Accounts receivable:
Oil and gas sales	21,418	36,526
Joint interest and other, net	4,436	14,550
Affiliates	237	322
Inventory	35,865	42,087
Deferred income taxes	8,452	6,911
Fair value of derivatives	5,846	—
Prepaids and other	3,743	4,208
	88,739	132,620
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,591,408	2,684,913
Pipelines and other midstream facilities	59,880	59,542
Contract drilling equipment	123,876	122,751
Other	20,307	20,915
	2,795,471	2,888,121
Less accumulated depreciation, depletion and amortization	(1,511,164)	(1,539,237)
Property and equipment, net	1,284,307	1,348,884

OTHER ASSETS
Debt issue costs, net	10,593	12,712
Investments and other	16,011	16,669
	26,604	29,381
	$1,399,650	$1,510,885

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$31,186	$93,650
Oil and gas sales	25,936	41,328
Affiliates	266	717
Accrued liabilities and other	30,137	20,658
	87,525	156,353
NON-CURRENT LIABILITIES
Long-term debt	749,743	704,696
Deferred income taxes	138,435	164,599
Asset retirement obligations	48,279	45,697
Deferred revenue from volumetric production payment	5,755	23,129
Accrued compensation under non-equity award plans	22,720	17,866
Other	386	751
	965,318	956,738
STOCKHOLDERS’ EQUITY
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	1,216	1,216
Additional paid-in capital	152,686	152,686
Retained earnings	192,905	243,892
Total stockholders' equity	346,807	397,794
	$1,399,650	$1,510,885

CLAYTON WILLIAMS ENERGY, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(9,423)	$27,429	$(50,987)	$48,148
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	36,861	37,037	121,636	112,242
Impairment of property and equipment	3,089	—	5,620	3,406
Abandonments and impairments	874	2,026	5,005	8,752
(Gain) loss on sales of assets and impairment of inventory, net	3,414	400	(835)	(9,069)
Deferred income tax expense (benefit)	(5,039)	15,562	(27,705)	27,319
Non-cash employee compensation	(2,679)	(6,395)	4,405	9,979
(Gain) loss on derivatives	(18,099)	(9,650)	(10,431)	3,715
Cash settlements of derivatives	6,352	(186)	4,585	(4,777)
Accretion of asset retirement obligations	1,001	936	2,936	2,723
Amortization of debt issue costs and original issue discount	746	685	2,241	2,329
Amortization of deferred revenue from volumetric production payment	(1,680)	(1,898)	(5,181)	(5,855)
Other	265	—	669	—
Changes in operating working capital:
Accounts receivable	4,280	(1,868)	25,307	(1,434)
Accounts payable	(5,846)	8,566	(32,057)	3,539
Other	12,260	14,034	9,788	10,728
Net cash provided by operating activities	26,376	86,678	54,996	211,745
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(30,413)	(127,750)	(155,680)	(311,968)
Proceeds from volumetric production payment	1,003	258	1,510	810
Termination of volumetric production payment	(13,703)	—	(13,703)	—
Proceeds from sales of assets	14,744	30,861	47,484	104,634
(Increase) decrease in equipment inventory	103	(1,868)	1,130	9,655
Other	(2)	(192)	(11)	(325)
Net cash used in investing activities	(28,268)	(98,691)	(119,270)	(197,194)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	3,000	7,000	45,000	29,522
Repayments of long-term debt	—	—	—	(40,000)
Proceeds from exercise of stock options	—	130	—	130
Net cash provided by (used in) financing activities	3,000	7,130	45,000	(10,348)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,108	(4,883)	(19,274)	4,203
CASH AND CASH EQUIVALENTS
Beginning of period	7,634	35,709	28,016	26,623
End of period	$8,742	$30,826	$8,742	$30,826

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF ADJUSTED NET INCOME (LOSS) (NON-GAAP)
(Unaudited)
(In thousands, except per share)

Adjusted net income (loss) is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as a tool for operating trends analysis and industry comparisons. Adjusted net income (loss) is not an alternative to net income (loss) presented in conformity with GAAP.

The Company defines adjusted net income (loss) as net income (loss) before changes in fair value of derivatives, abandonments and impairments, impairments of property and equipment, net (gain) loss on sales of assets and impairment of inventory, amortization of deferred revenue from volumetric production payment, certain non-cash and unusual items and the impact on taxes of the adjustments for each period presented.

The following table is a reconciliation of net income (loss) (GAAP) to adjusted net income (loss) (non-GAAP):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income (loss)	$(9,423)	$27,429	$(50,987)	$48,148
(Gain) loss on derivatives	(18,099)	(9,650)	(10,431)	3,715
Cash settlements of derivatives	6,352	(186)	4,585	(4,777)
Abandonments and impairments	874	2,026	5,005	8,752
Impairment of property and equipment	3,089	—	5,620	3,406
Net (gain) loss on sales of assets and impairment of inventory	3,414	400	(835)	(9,069)
Amortization of deferred revenue from volumetric production payment	(1,680)	(1,898)	(5,181)	(5,855)
Non-cash employee compensation	(2,679)	(6,395)	4,405	9,979
Other	265	—	669	—
Tax impact (a)	2,945	5,684	(1,351)	(2,227)
Adjusted net income (loss)	$(14,942)	$17,410	$(48,501)	$52,072

Adjusted earnings per share:
Diluted	$(1.23)	$1.43	$(3.99)	$4.28

Weighted average common shares outstanding:
Diluted	12,170	12,166	12,170	12,166

Effective tax rates	34.8%	36.2%	35.2%	36.2%
_______

(a)	The tax impact is computed utilizing the Company’s effective tax rate on the adjustments for each period presented.

CLAYTON WILLIAMS ENERGY, INC. COMPUTATION OF EBITDAX (NON-GAAP) (Unaudited) (In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, net (gain) loss on sales of assets and impairment of inventory, and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of asset retirement obligations, amortization of deferred revenue from volumetric production payment, certain employee compensation, changes in fair value of derivatives and certain non-cash and unusual items.

The following table reconciles net income (loss) to EBITDAX:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income (loss)	$(9,423)	$27,429	$(50,987)	$48,148
Interest expense	13,565	12,609	40,451	37,975
Income tax expense (benefit)	(5,039)	15,562	(27,705)	27,319
Exploration:
Abandonments and impairments	874	2,026	5,005	8,752
Seismic and other	239	247	1,210	1,955
Net (gain) loss on sales of assets and impairment of inventory	3,414	400	(835)	(9,069)
Depreciation, depletion and amortization	36,861	37,037	121,636	112,242
Impairment of property and equipment	3,089	—	5,620	3,406
Accretion of asset retirement obligations	1,001	936	2,936	2,723
Amortization of deferred revenue from volumetric production payment	(1,680)	(1,898)	(5,181)	(5,855)
Non-cash employee compensation	(2,679)	(6,395)	4,405	9,979
(Gain) loss on derivatives	(18,099)	(9,650)	(10,431)	3,715
Cash settlements of derivatives	6,352	(186)	4,585	(4,777)
Other	265	—	669	—
EBITDAX (a)	$28,740	$78,117	$91,378	$236,513

The following table reconciles net cash provided by operating activities to EBITDAX:

Net cash provided by operating activities	$26,376	$86,678	$54,996	$211,745
Changes in operating working capital	(10,694)	(20,732)	(3,038)	(12,833)
Seismic and other	239	247	1,210	1,955
Cash interest expense	12,819	11,924	38,210	35,646
______	$28,740	$78,117	$91,378	$236,513

(a)
In March 2014, the company sold interests in certain non-core Austin Chalk/Eagle Ford assets. Revenue, net of direct expenses, associated with the sold properties was $2.5 million for the nine months ended September 30, 2014.

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Oil and Gas Production Data:
Oil (MBbls)	1,026	1,040	3,330	3,093
Gas (MMcf)	1,590	1,500	4,458	4,293
Natural gas liquids (MBbls)	142	144	418	434
Total (MBOE)	1,433	1,434	4,491	4,243
Total (BOE/d)	15,576	15,586	16,451	15,541
Average Realized Prices (a) (b):
Oil ($/Bbl)	$43.26	$90.73	$46.93	$93.45
Gas ($/Mcf)	$2.71	$4.14	$2.65	$4.53
Natural gas liquids ($/Bbl)	$11.01	$31.73	$13.09	$34.35
Gain (Loss) on Settled Derivative Contracts (b):
($ in thousands, except per unit)
Oil:
Cash settlements received (paid)	$6,352	$(186)	$4,585	$(4,777)
Per unit produced ($/Bbl)	$6.19	$(0.18)	$1.38	$(1.54)
Average Daily Production:
Oil (Bbls):
Permian Basin Area:
Delaware Basin	3,175	2,990	3,561	3,390
Other	3,221	3,205	3,141	3,325
Austin Chalk (c)	1,806	1,917	1,884	2,074
Eagle Ford Shale (c)	2,634	2,716	3,269	2,106
Other	316	476	343	435
Total	11,152	11,304	12,198	11,330
Natural Gas (Mcf):
Permian Basin Area:
Delaware Basin	2,766	2,336	3,036	2,690
Other	6,771	6,795	6,653	6,839
Austin Chalk (c)	1,708	1,754	1,737	1,786
Eagle Ford Shale (c)	451	482	540	362
Other	5,587	4,937	4,364	4,048
Total	17,283	16,304	16,330	15,725
Natural Gas Liquids (Bbls):
Permian Basin Area:
Delaware Basin	408	451	417	477
Other	814	803	794	812
Austin Chalk (c)	179	176	169	184
Eagle Ford Shale (c)	121	95	126	91
Other	21	40	25	26
Total	1,543	1,565	1,531	1,590

(Continued)

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
BOE:
Permian Basin Area:
Delaware Basin	4,044	3,830	4,484	4,315
Other	5,164	5,141	5,044	5,277
Austin Chalk (c)	2,270	2,385	2,343	2,556
Eagle Ford Shale (c)	2,830	2,891	3,485	2,257
Other	1,268	1,339	1,095	1,136
Total	15,576	15,586	16,451	15,541

Oil and Gas Costs ($/BOE Produced):
Production costs	$14.42	$18.08	$14.96	$18.15
Production costs (excluding production taxes)	$12.68	$14.19	$12.99	$14.16
Oil and gas depletion	$23.26	$23.78	$24.60	$24.31
______

(a)
Oil and gas sales includes $0.8 million for the three months ended September 30, 2015, $1.9 million for the three months ended September 30, 2014, $4.3 million for the nine months ended September 30, 2015 and $5.9 million for the nine months ended September 30, 2014 of amortized deferred revenue attributable to a volumetric production payment (“VPP”) transaction effective March 1, 2012. In August 2015, the Company terminated the VPP covering 277 MBOE of oil and gas production from August 2015 through December 2019 for $13.7 million. The calculation of average realized sales prices excludes production of 7,371 barrels of oil and 4,898 Mcf of gas for the three months ended September 30, 2015, 25,122 barrels of oil and 10,987 Mcf of gas for the three months ended September 30, 2014, 53,026 barrels of oil and 35,735 Mcf of gas for the nine months ended September 30, 2015 and 77,543 barrels of oil and 33,608 Mcf of gas for the nine months ended September 30, 2014 associated with the VPP.

(b)
Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2015 or 2014 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2015 and 2014 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(c)	Following is a recap of the average daily production related to interests in producing properties sold by the Company effective March 2014.

	Nine Months Ended September 30,
	2015	2014
Average Daily Production:

Austin Chalk/Eagle Ford:
Oil (Bbls)	—	125
Natural gas (Mcf)	—	15
NGL (Bbls)	—	4
Total (BOE)	—	132

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY OF OPEN COMMODITY DERIVATIVES
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to September 30, 2015. The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:

	Oil
	MBbls	Price
Production Period:
4th Quarter 2015	592	$55.65
	592